UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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Prudential Bancorp, Inc. of Pennsylvania
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 January 5, 2009

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania.  The meeting will be held at the Holiday Inn – Philadelphia Stadium, located at 900 Packer Avenue, Philadelphia, Pennsylvania, on Monday, February 9, 2009 at 11:00 a.m., Eastern time.

    The Board of Directors unanimously recommends a vote "FOR" election of our nominee for director for a three-year term expiring in 2012 and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009.  Each of these matters is more fully described in the accompanying materials.

    It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

    Your continued support of and interest in Prudential Bancorp, Inc. of Pennsylvania is sincerely appreciated.

Very truly yours,
Thomas A. Vento
President and Chief Executive Officer

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA 1834 West Oregon Avenue Philadelphia, Pennsylvania 19145
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m., Eastern time, Monday, February 9, 2009

PLACE	Holiday Inn – Philadelphia Stadium 900 Packer Avenue Philadelphia, Pennsylvania

ITEMS OF BUSINESS
(1)    To elect one director for a three-year term and until his successor is elected and qualified;

(2)    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009; and

(3)    To transact such other business, as may properly come before the meeting or at any adjournment thereof.  We are not aware of any other such business.

RECORD DATE	Holders of Prudential Bancorp common stock of record at the close of business on December 24, 2008 are entitled to vote at the meeting.

ANNUAL REPORT	Our 2008 Annual Report to Shareholders is enclosed but is not a part of the proxy solicitation materials.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You are urged to vote your shares by completing and returning the proxy card sent to you.  Most shareholders whose shares are held in "street" name can also vote their shares over the Internet or by telephone.  If Internet or telephone voting is available to you, voting instructions are printed on the voting instruction card sent to you.  You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
Philadelphia, Pennsylvania January 5, 2009

MEETING DIRECTIONS
From Points North and East:	From Points West:	From Points South:
Take I-76 West toward Camden/ Philadelphia Take exit 350 – Seventh Street toward Packer Avenue Turn right on Packer Avenue End at 900 Packer Avenue	Take I-76 East/Schuykill Expressway East Take exit 350 – Seventh Street toward Packer Avenue Turn right on Packer Avenue End at 900 Packer Avenue	Take I-95 North Take exit 17-SR611 North/S. Broadstreet toward Pattison Ave. Turn right on Packer Avenue End at 900 Packer Avenue

PROXY STATEMENT

OF

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

_____________________

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

    General.  This proxy statement is furnished to holders of common stock of Prudential Bancorp, Inc. of Pennsylvania, the parent holding company of Prudential Savings Bank.  Our Board of Directors is soliciting proxies to be used at the Annual Meeting of Shareholders to be held at the Holiday Inn – Philadelphia Stadium, located at 900 Packer Avenue, Philadelphia, Pennsylvania, on Monday, February 9, 2009 at 11:00 a.m., Eastern time, and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.  This proxy statement is first being mailed to shareholders on or about January 5, 2009.

    Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on January 5, 2009.  This proxy statement and our 2008 Annual Report on Form 10-K are available on our website at www.prudentialsavingsbank.com under the "Investor Relations" tab.

What is the purpose of the annual meeting?

    At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting:

•	proposal to elect one director for a three-year term expiring in 2012; and

•	proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending September 30, 2009.

    In addition, management may report on the performance of Prudential Bancorp and respond to questions from shareholders.

Who is entitled to vote?

    Only our shareholders of record as of the close of business on the record date for the meeting, December 24, 2008, are entitled to vote at the meeting. On the record date, we had 11,069,866 shares of common stock issued and outstanding and no other class of equity securities outstanding.  For each issued and outstanding share of common stock you own on the record date, you will be entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

    After you have carefully read this proxy statement, indicate on your proxy form how you want your shares to be voted.  Then sign, date and mail your proxy form in the enclosed prepaid return envelope as soon as possible.  This will enable your shares to be represented and voted at the annual meeting.

If my shares are held in "street name" by my broker, could my broker automatically vote my shares for me?

    Your broker may vote in his or her discretion on the election of directors and ratification of the appointment of our independent registered public accounting firm if you do not furnish instructions.

Can I attend the meeting and vote my shares in person?

    All shareholders are invited to attend the annual meeting.  Shareholders of record can vote in person at the annual meeting.  If your shares are held in "street name," then you are not the shareholder of record and you must ask your broker or other nominee how you can vote at the annual meeting.

Can I change my vote after I return my proxy card?

    Yes.  If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.

•
First, you may send a written notice to our Corporate Secretary, Ms. Regina Wilson, Prudential Bancorp, Inc. of Pennsylvania, 1834 West Oregon Avenue, Philadelphia, Pennsylvania 19145, in advance of the meeting stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy card before the annual meeting. Any earlier proxies will be revoked automatically.

•	Third, you may attend the annual meeting and vote in person. Any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

    If your shares are held in street name and you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee on how to change your vote.

What constitutes a quorum?

    The presence at the meeting, in person or by proxy, of the holders of a majority of votes that all shareholders are entitled to cast on a particular matter will constitute a quorum.  Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting.

What are the Board of Directors' recommendations?

    The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement.  In summary, the Board of Directors recommends that you vote FOR the nominee for director described herein and FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2009.

    The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions.  If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.  Proxies solicited hereby may be exercised only at the annual meeting and any adjournment of the annual meeting and will not be used for any other meeting.

What vote is required to approve each item?

    The election of directors will be determined by a plurality of the votes cast at the annual meeting.  The nominee for director receiving the most "for" votes will be elected director for a three-year term expiring in 2012, and until his successor is elected and qualified.  The affirmative vote of a majority of the total votes cast at the annual meeting is required for approval of the proposal to ratify the appointment of Deloitte & Touche LLP for fiscal 2009.  Under the Pennsylvania Business Corporation Law, abstentions do not constitute votes cast and will not affect the vote required for the proposal to ratify the appointment of the independent registered public accounting firm.

    As indicated below under "Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management," Prudential Mutual Holding Company owns a majority of our outstanding common stock.  Prudential Mutual Holding Company intends to vote all of the shares it owns for the nominee for director and for the ratification of the appointment of Deloitte & Touche LLP, thereby ensuring a quorum at the annual meeting, and that each of such proposals will be adopted.

    On November 7, 2008, Prudential Mutual Holding Company, Prudential Bancorp and Prudential Savings Bank entered into a Settlement Agreement with Stilwell Value Partners I, L.P. and its affiliates.  Under the terms of the Settlement Agreement, Stilwell Value Partners and its affiliates agreed to terminate a lawsuit brought by Stilwell Value Partners against Prudential Bancorp, Prudential Mutual Holding Company and the directors of Prudential Bancorp and Prudential Mutual Holding Company and to withdraw the demand that various actions be taken by Prudential Bancorp.  Under the terms of the Settlement Agreement, Stilwell Value Partners and its affiliates agreed to not vote the shares of common stock of Prudential Bancorp they beneficially own for any nominee or nominees for election to the Board of Directors other than those nominated or supported by the Board of Directors or oppose, or make any statement in opposition to, any proposal or director nomination submitted by Prudential Bancorp's Board of Directors.

INFORMATION WITH RESPECT TO NOMINEE FOR DIRECTOR, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Director (Proposal One)

    Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible.  The directors are elected by our shareholders for staggered terms and until their successors are elected and qualified.  At this annual meeting, you will be asked to elect one director for a three-year term expiring in 2012, and until his successor is elected and qualified.

    Our Nominating and Corporate Governance Committee has recommended the re-election of Mr. Vento as director.  Mr. Vento is not related to any other director or executive officer by blood, marriage or adoption.  If there were more than one nominee for director, shareholders would not be permitted to use cumulative voting for the election of directors.  Our Board of Directors has determined that Messrs. Fanelli, Mulcahy and Packer are independent directors as defined in the Nasdaq listing standards.

    Unless otherwise directed, each proxy signed and returned by a shareholder will be voted for the election of the nominee for director listed below.  If the person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee recommended by our Board of Directors.  At this time, the Board of Directors knows of no reason why the nominee listed below may not be able to serve as a director if elected.

The following tables present information concerning our nominee for director, and our continuing directors, all of whom also serve as directors of Prudential Savings Bank.  For certain directors, the indicated period of service as a director includes service as a director of Prudential Savings Bank prior to the organization of Prudential Bancorp in 2004. Ages are reflected as of September 30, 2008.

Nominee for Director for Three-Year Term Expiring in 2012

Name	Age	Position with Prudential Bancorp and Principal Occupation During the Past Five Years	Director Since

Thomas A. Vento	74	Director. President and Chief Executive Officer of Prudential Bancorp since 2004; President of Prudential Savings Bank since 1992 and President and Chief Executive Officer since 1993.	1992

The Board of Directors recommends that you vote FOR election of our nominee for director.

Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2010

Name	Age	Position with Prudential Bancorp and Principal Occupation During the Past Five Years	Director Since

Jerome R. Balka, Esq.	79	Director. Solicitor of Prudential Savings Bank. Partner, Balka & Balka, a law firm, Philadelphia, Pennsylvania.	2000

A. J. Fanelli	71	Director. Self-employed owner of a public accounting practice, Philadelphia, Pennsylvania.	2005

Directors Whose Terms Expire in 2011

Name	Age	Position with Prudential Bancorp and Principal Occupation During the Past Five Years	Director Since

Francis V. Mulcahy	75	Director. Residential real estate appraiser and broker, Media, Pennsylvania.	2005

Joseph W. Packer, Jr.	80	Chairman of the Board since October 1992. Presently retired. Former President and Chief Executive Officer of Prudential Savings Bank.	1979

Director Nominations

    Nominations for director of Prudential Bancorp are made by the Nominating and Corporate Governance Committee of the Board of Directors and are ratified by the entire Board.  The Board of Directors adopted a written charter which is available on our website at www.prudentialsavingsbank.com.  The Charter sets forth certain criteria the committee may consider when recommending individuals for nomination including: ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a "financial expert," as that term is defined by the rules of the Securities and Exchange Commission), local or community ties, minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.  The committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.  The Nominating and Corporate Governance Committee will also consider candidates for director suggested by other directors, as well as our management and shareholders.  A shareholder who desires to recommend a prospective nominee for the Board should notify our Secretary or any member of the Nominating and Corporate Governance Committee in writing with whatever supporting material the shareholder considers appropriate.  Any shareholder wishing to make a nomination must follow our procedures for shareholder nominations, which are described under "Shareholder Proposals, Nominations and Communications with the Board of Directors."

Committees and Meetings of the Board of Directors

    During the fiscal year ended September 30, 2008, the Board of Directors of Prudential Bancorp met 14 times.  No director of Prudential Bancorp attended fewer than 75% of the aggregate of the total number of Board meetings held during the period for which he has been a director and the total number of meetings held by all committees of the Board on which he served during the periods that he served.

    Membership on Certain Board Committees.  The Board of Directors of Prudential Bancorp has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Each of the committees operates in accordance with a written charter which is available on our website at www.prudentialsavingsbank.com.  The following table sets forth the membership of such committees as of the date of this proxy statement.

Directors	Nominating and Corporate Governance	Compensation	Audit

A.J. Fanelli	**	*	**

Francis V. Mulcahy	*	*	*

Joseph W. Packer, Jr.	*	**	*

____________________
*         Member
**      Chair

    Audit Committee.  The Audit Committee reviews with management and the independent registered public accounting firm the systems of internal control, reviews the annual financial statements, including the Annual Report on Form 10-K and monitors Prudential Bancorp's adherence in accounting and financial reporting to generally accepted accounting principles.  The Audit Committee is comprised of three directors who are independent directors as defined in the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission.  The Board of Directors has determined that none of the members of the Audit Committee meet the definition of Audit Committee financial expert, as such term is defined in the rules of the Securities and Exchange Commission.  However, we believe it is important to note that while no one individual member of the Audit Committee has been determined to meet the technical requirements to be an Audit Committee financial expert, each of the members has had significant involvement in financial matters, one due to service as chief executive officer of a financial institution.  The Audit Committee met four times in fiscal 2008.

   Compensation Committee.  It is the responsibility of the Compensation Committee of the Board of Directors to, among other things, oversee Prudential Bancorp's compensation and incentive arrangements for management.  No member of the Compensation Committee is a current or, other than Mr. Packer, former officer or employee of Prudential Bancorp, Prudential Savings Bank or any subsidiary.  Mr. Packer served as an executive officer of Prudential Savings Bank prior to 1993. Each of the members is independent as defined in the Nasdaq listing standards.  The Compensation Committee met once in fiscal 2008.

    Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee reviews and makes nominations for the Board of Directors, which are then sent to the full Board of Directors for their ratification.  Each of the members is independent as defined in the Nasdaq listing standards.  The Nominating and Corporate Governance Committee met once in fiscal 2008.

Directors' Attendance at Annual Meetings

    Directors are expected to attend the Annual Meeting of Shareholders absent a valid reason for not doing so.  All of our directors attended the Annual Meeting of Shareholders held in February 2008.

Directors' Compensation

    The following table sets forth certain information regarding the compensation paid to our non-employee directors during fiscal year 2008.

Name	Fees Earned or Paid in Cash	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(1)	Total
Jerome R. Balka	$ 27,600	$ --	$ --	$46,000	$ 73,600
A. J. Fanelli	33,200	--	--	--	33,200
John P. Judge(2)	29,725	--	--	41,754	71,479
Francis V. Mulcahy	31,600	--	--	--	31,600
Joseph W. Packer, Jr	109,944	--	--	35,716	145,660
________________
(1)
Represents for Mr. Balka, his annual retainer as solicitor of Prudential Savings Bank, for Mr. Judge, life insurance premiums, health insurance premiums and reimbursement of certain Philadelphia city taxes of $25,670, $15,030 and $1,054, respectively, and for Mr. Packer, includes life insurance premiums, health insurance premiums and reimbursement of certain Philadelphia city taxes of $16,583, $15,030 and $4,103, respectively.

(2)	Mr. Judge resigned from the Board of Directors of Prudential Bancorp as well as Prudential Mutual Holding Company and Prudential Savings Bank effective June 18, 2008.

We do not pay separate compensation to directors for their service on the Board of Directors of Prudential Bancorp.  In fiscal 2008, members of Prudential Savings Bank's Board of Directors received an annual retainer of $21,600.  Members also received $1,800 per special meeting attended.  The annual retainer increased to $22,680 and the special meeting attendance fee increased to $1,890 per meeting for fiscal 2009.  For fiscal 2008, members of the Audit Committee, Executive Committee, Compensation Committee and Budget/Finance Committee received fees of $800 per meeting attended.  The attendance fee for such committees for fiscal 2009 increased to $840 per meeting attended.  As Chairman of the Board, Mr. Packer received an annual retainer of $71,145 in fiscal 2008 in addition to board and committee meeting fees.  For fiscal 2009, Mr. Packer's annual retainer as Chairman increased to $74,702, in addition to standard board and committee meeting fees.  Mr. Judge received an additional $3,825 for service as chairman of Prudential Savings Bank's Finance Committee from October 1, 2007 through his resignation in June 2008.  As solicitor of Prudential Savings Bank, Mr. Balka received in fiscal 2008 an annual retainer of $46,000, which increased to $48,300 in fiscal 2009.  He also received the normal meeting fee for service on the Executive Committee and the normal annual Board retainer of $21,600. Board fees are subject to periodic adjustment by the Board of Directors.

    Amended and Restated Post Retirement Agreement.  In November 2004, Prudential Savings Bank entered into an Amended and Restated Post Retirement Agreement with Mr. Packer, Chairman of the Board and former President and Chief Executive Officer of Prudential Savings Bank.  Pursuant to the post retirement agreement, Prudential Savings Bank agreed to provide Mr. Packer and his spouse with continued health and life insurance comparable to that in effect at Mr. Packer's retirement as an employee, as well as continued participation in a split dollar life insurance plan.  The post retirement agreement was amended and restated in November 2008 to satisfy the requirements of Section 409A of the Internal Revenue Code; no adjustment to the benefits provided under the agreement was made.

    Split Dollar Insurance Agreements. Prudential Savings Bank maintains insurance policies on the lives of Messrs. Packer and Judge and their respective spouses, and entered into a Collateral Assignment Agreement with Mr. Packer in 1993 and Split-Dollar Agreements and related Collateral Assignment Agreements with Messrs. Packer and Judge in June 1994.  The policies are owned by Messrs. Packer and Judge and are assigned to Prudential Savings Bank, which pays the annual premiums on the policies.  Under the agreements, upon the death of the director and his spouse (except with respect to the 1993 Collateral Assignment Agreement, which will be triggered by the death solely of Mr. Packer), Prudential Savings Bank will receive an amount equal to the premiums paid on the policies less any fees due to the insurer.  The remaining death benefits under the insurance policies will be paid to the respective beneficiaries. The Split-Dollar Agreements may be terminated at any time by either the director and his spouse or Prudential Savings Bank with the consent of the other party.  Amendments to the Split-Dollar Agreements and Collateral Assignment Agreements were adopted in November 2008 in order to render the agreements in compliance with Section 409A of the Internal Revenue Code; no changes in benefits provided by the Split-Dollar Agreements were made as a result of such amendment.

Compensation Committee Interlocks and Insider Participation

    Determinations regarding compensation of our President and Chief Executive Officer, our senior management and our employees are reviewed and approved by Prudential Bancorp's Compensation Committee.  Messrs. Fanelli, Mulcahy and Packer, who is the Committee's Chairman, currently serve as members of the Compensation Committee.

    No person who served as a member of the Compensation Committee during fiscal 2008 was a current or, other than Mr. Packer, former officer or employee of Prudential Bancorp or Prudential Savings Bank or engaged in certain transactions with Prudential Bancorp or Prudential Savings Bank required to be disclosed by regulations of the Securities and Exchange Commission.  Mr. Packer served as an executive officer of Prudential Savings Bank prior to 1993. Additionally, there were no Compensation Committee "interlocks" during fiscal 2008, which generally means that no executive officer of Prudential Bancorp served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

Executive Officers Who Are Not Directors

    Set forth below is certain information with respect to current executive officers of Prudential Bancorp and its subsidiaries who are not directors.  Ages are reflected as of September 30, 2008.

Name	Age	Principal Occupation During the Past Five Years

Joseph R. Corrato	47
Executive Vice President and Chief Financial Officer of Prudential Bancorp since 2004 and Prudential Savings Bank since 1997.  Mr. Corrato joined Prudential Savings Bank in 1978 and served in a variety of positions including Treasurer and Controller prior to becoming Executive Vice President in 1997.

David H. Krauter	67	Vice President and Chief Lending Officer of Prudential Bancorp since 2004 and Prudential Savings Bank since 1999 and Vice President since 1992.

Jack E. Rothkopf	45
Controller of Prudential Savings Bank since January 2006.  Prior thereto, Mr. Rothkopf served as Assistant Vice President of Popular Financial Holdings, Marlton, New Jersey from October 2000 to January 2006.

MANAGEMENT COMPENSATION

Summary Compensation Table

    The following table summarizes the total compensation paid by Prudential Savings Bank (including amounts deferred, if any, to future periods by the officers) for services rendered in all capacities during the fiscal year ended September 30, 2008 to the principal executive officer and the two other executive officers of Prudential Savings Bank during fiscal 2008 whose total compensation exceeded $100,000, collectively referred to as our "named executive officers."  Prudential Bancorp and Prudential Mutual Holding Company have not paid separate cash compensation to our officers and directors.

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Thomas A. Vento, President and Chief Executive Officer	2008 2007	$270,300 265,000	$18,166 31,376	$114,000 9,000	$64,224(3) 68,350	$466,690 373,726

Joseph R. Corrato, Executive Vice President and Chief Financial Officer	2008 2007	168,300 165,000	11,310 19,536	87,000 23,000	33,267 31,635	299,877 239,171

David H. Krauter, Vice President and Chief Lending Officer	2008 2007	120,554 118,190	5,064 8,746	46,000 59,000	25,690 14,856	197,308 200,792
___________________
(1)
Represents bonuses earned in the fiscal year which were paid in the following fiscal year.  Under the Prudential Savings Bank 2008 Bonus Program, each named executive officer was eligible to receive a fixed proportionate allocation of the bonus pool for employees.

(Footnotes continued on following page)

___________________
(2)
Includes the fair market value on December 31, 2007 of a share of our common stock ($12.45), the date the 1,646, 1,385, and 967 shares were allocated to the Employee Stock Ownership Plan accounts of Messrs. Vento, Corrato and Krauter, respectively, and the value of the use of automobiles by Messrs. Vento, Corrato and Krauter of $12,581, $15,727 and $13,511, respectively.  The values of the use of the automobiles is based on depreciation, insurance and fuel and maintenance expense.  Also includes for Mr. Corrato, the value of the use of a personal computer.

(3)	Includes for Mr. Vento an aggregate of $25,200 paid in fiscal 2008 as board or committee meeting fees and reimbursement of $941 in Philadelphia city wage taxes.

Employment Agreements

    In connection with the reorganization completed in March 2005, Prudential Savings Bank entered into employment agreements with Messrs. Vento and Corrato.  The employment agreements have a term of three years with respect to Mr. Vento and two years with respect to Mr. Corrato, in each case beginning on March 29, 2005.  The term will be extended annually thereafter unless either Prudential Savings Bank or the executive gives notice at least 30 days prior to the annual anniversary date that the agreement shall not be extended.  Under the terms of the employment agreements, Messrs. Vento and Corrato received an initial annual base salary, which shall be reviewed from time to time by the board of directors.  The executives are also entitled to participate in our benefit plans and programs and receive reimbursement for reasonable business expenses.  Each of the employment agreements is terminable with or without cause by Prudential Savings Bank. The executives have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination by the executive without good cause (as defined in the agreement) or termination by Prudential Savings Bank for cause, disability, retirement or death.

    In the event that (i) the executive terminates his employment because of failure to comply with any material provision of the employment agreement by Prudential Savings Bank or (ii) the employment agreement is terminated by Prudential Savings Bank other than for cause, disability, retirement or death, Messrs. Vento and Corrato will be entitled to the payment of two (Mr. Vento) and one (Mr. Corrato) times their respective average annual cash compensation (salary and cash bonuses) as cash severance and the maintenance until the earlier to occur of the passage of two years (Mr. Vento) or one year (Mr. Corrato) or, until the executive's full time employment with another employer, of the executive's participation in all employee benefit plans in which the executive was entitled to participate or similar plans, programs or arrangements if his continued participation is not permissible.

    In the event that the executive's employment is terminated in connection with a change in control, as defined in the employment agreements, for other than cause, disability, retirement or death or the executive terminates his employment as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control, as defined, Messrs. Vento or Corrato, as the case may be, will be entitled to a cash severance payment equal to three and two times their respective average annual cash compensation and the maintenance, as described above, of the employee benefit plans for three and two years, respectively, or until the executive's full-time employment with another employer that provides similar benefits. Benefits under the employment agreements will be reduced to the extent necessary to ensure that the executives do not receive any "parachute payment" as such term is defined under Section 280G of the Internal Revenue Code.

    The agreements were amended and restated in November 2008 to render them in compliance with the requirements of Section 409A of the Internal Revenue Code; no change in the benefits provided by the agreements occurred as a result of the amendments.

Benefit Plans

    Retirement Plan.  Prudential Savings Bank participates in the Financial Institutions Retirement Fund, a multiple employer defined benefit plan intended to satisfy the tax-qualification requirements of Section 401(a) of the Internal Revenue Code.  Full-time employees become eligible to participate in the retirement plan upon the attainment of age 21 and the completion of one year of eligibility service.  For purposes of the retirement plan, a full-time employee earns one year of eligibility service when he completes 1,000 hours of service within a one-year eligibility computation period.  An employee's first eligibility computation period is the one-year period beginning on the employee's date of hire.  Subsequent eligibility computation periods begin on January 1 and end on December 31.

    The retirement plan provides for a monthly benefit upon a participant's retirement at or after the age of 65, or if later, the fifth anniversary of the participant's initial participation in the retirement plan (i.e., the participant's "normal retirement date").  A participant may also receive a benefit on his early retirement date, which is the date on which he attains age 45 and is partially or fully vested under the terms of the retirement plan.  Benefits received prior to a participant's normal retirement date are reduced by certain factors set forth in the retirement plan.  Participants become fully vested in their benefits under the retirement plan upon the completion of five years of vesting service as well as upon the attainment of normal retirement age (age 65).

    Endorsement Split Dollar Agreements.  Prudential Savings Bank purchased insurance policies on the lives of its executive officers named in the Summary Compensation Table above, and has entered into Endorsement Split Dollar Agreements with each of those officers.  The policies are owned by Prudential Savings Bank.  Under the agreements with the named executive officers, upon an officer's death while he or she remains employed by Prudential Savings Bank, the officer's beneficiary will receive two times, one times in the case of Mr. Vento, the officer's salary as of the date of death.  Pursuant to the terms of the agreements, Prudential Savings Bank has elected to not extend such benefits after a termination of employment.  Such amounts will be funded from the receipt of the death benefits under the insurance policies on such officer's life in excess of the cash surrender value.  Prudential Savings Bank will receive the full cash surrender value, which is expected to reimburse Prudential Savings Bank in full for its life insurance investment as well as the remainder, if any, in excess of the net proceeds after payments to the officer's beneficiaries.

    The Endorsement Split Dollar Agreements may be terminated at any time by Prudential Savings Bank or the officer or by Prudential Savings Bank upon the officer's termination of service to Prudential Savings Bank.  Upon termination, Prudential Savings Bank may surrender the policy and collect the cash surrender value.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of December 24, 2008, the voting record date, certain information as to the common stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, who or which was known to us to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors of Prudential Bancorp, (iii) certain executive officers of Prudential Bancorp (including Prudential Savings Bank); and (iv) all directors and executive officers of Prudential Bancorp as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership as of December 24, 2008(1)		Percent of Common Stock
Prudential Mutual Holding Company 1834 Oregon Avenue Philadelphia, Pennsylvania 19145	7,059,062		63.8%

Stilwell Value Partners I, L.P. Stilwell Partners, L.P., Stilwell Value LLC, Joseph Stilwell and John Stilwell 26 Broadway Street, 23rd Floor New York, New York 10004	1,068,600	(2)	9.7%

Directors:
Jerome R. Balka, Esq.	15,970	(3)	*
A. J. Fanelli	2,100	(4)	*
Francis V. Mulcahy	2,000		*
Joseph W. Packer, Jr.	20,000	(5)	*
Thomas A. Vento.	31,936	(6)	*

Other Named Executive Officers:
Joseph R. Corrato	7,418	(7)	*
David H. Krauter	6,857	(8)	*

All Directors and Executive Officers as a group (8 persons)	87,437		0.8%
___________________
*           Represents less than one percent of Prudential Bancorp's outstanding common stock.

(1)
Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals.  Under regulations promulgated pursuant to the Securities Exchange Act of 1934, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares.  Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)
Based on information contained in a Schedule 13D/A filed on November 14, 2008. The individual and entities share the voting and dispositive power with respect to all of the 1,068,600 shares they own, with the exception of John Stilwell who has sole voting and dispositive power with respect to 3,800 shares.  The business address of Stilwell Value Partners I, L.P., Stilwell Partners, L.P., Stilwell Associates, L.P., Stilwell Value LLC and Joseph Stilwell is 26 Broadway, 23rd Floor, New York, New York 10004.

(3)
Includes 5,000 shares held in Mr. Balka's individual retirement account and 70 shares held by the estate of Helen Klara for whom Mr. Balka is guardian. Also includes 1,500 shares held by the Marie Montone Drazen Trust, 400 shares held by the Lillian Montone Allen Trust, 5,000 shares held by the Balka Grandchildren Trust and 1,000 shares held by the Danielle Thomas Revocable Trust, over which Mr. Balka disclaims beneficial ownership.

(4)	Includes 2,000 shares held jointly with Mr. Fanelli's spouse.

 (Footnotes continued on following page)

___________________
(5)	Includes 10,000 shares held by Mr. Packer's spouse.

(6)
Includes 27,435 shares held in Mr. Vento's account in Prudential Savings Bank's 401(k) Plan; however, for purposes of voting authority as of December 24, 2008, Mr. Vento had voting power over 27,122 shares in the 401(k) Plan, and 4,814 shares allocated to Mr. Vento's account in the Prudential Savings Bank Employee Stock Ownership Plan.

(7)
Includes 79 shares held by Mr. Corrato as custodian for his son and 3,364 shares held in Mr. Corrato's account in Prudential Savings Bank's 401(k) Plan; however, for purposes of voting authority, Mr. Corrato had voting power over 3,325 shares in the 401(k) Plan, and 3,861 shares allocated to Mr. Corrato's account in the Prudential Savings Bank Employee Stock Ownership Plan.

(8)
Includes 2,072 shares held in Prudential Savings Bank's 401(k) Plan for the benefit of Mr. Krauter; however, for purposes of voting authority, Mr. Krauter had voting power over 2,048 shares in the 401(k) Plan, and 2,737 shares allocated to Mr. Krauter's account in the Prudential Savings Bank Employee Stock Ownership Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors, and persons who own more than 10% of Prudential Bancorp's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% shareholders are required by regulation to furnish Prudential Bancorp with copies of all Section 16(a) forms they file.  We know of no person who owns 10% or more of our common stock other than Prudential Mutual Holding Company.

    Based solely on our review of the copies of such forms furnished to us, or written representations from our officers and directors, we believe that during, and with respect to, the fiscal year ended September 30, 2008, our officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Securities Exchange Act of 1934.

Related Party Transactions

    In accordance with applicable federal laws and regulations, Prudential Savings Bank offers mortgage loans to its directors, officers and employees as well as members of their immediate families for the financing of their primary residences and certain other loans.  These loans are generally made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.  It is the belief of management that these loans neither involve more than the normal risk of collectability nor present other unfavorable features.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL TWO)

    The Audit Committee of the Board of Directors of Prudential Bancorp has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to perform the audit of our financial statements for the year ending September 30, 2009, and further directed that the selection of auditors be submitted for ratification by the shareholders at the annual meeting.

    We have been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with Prudential Bancorp or its subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.  Deloitte & Touche LLP will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

    In determining whether to appoint Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee considered whether the provision of services, other than auditing services, by Deloitte & Touche LLP is compatible with maintaining their independence.  In addition to performing auditing services, our independent registered public accounting firm reviewed our public filings.  The Audit Committee believes that Deloitte & Touche LLP's performance of these other services is compatible with maintaining the independent registered public accounting firm's independence.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2009.

Audit Fees

    The following table sets forth the aggregate fees paid by us to Deloitte & Touche LLP for professional services rendered by Deloitte & Touche LLP in connection with the audit of Prudential Bancorp's consolidated financial statements for fiscal 2008 and 2007.  No fees were paid by us to Deloitte & Touche LLP for audit-related services, tax services or any other services rendered by Deloitte & Touche LLP during fiscal 2008 or 2007.

	Year Ended September 30,
	2008	2007
Audit fees (1)	$297,500	$227,015
Audit-related fees	--	--
Tax fees	--	--
All other fees	--	--
Total	$297,500	$227,015
___________________
(1)
Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the Securities and Exchange Commission, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

    The Audit Committee selects our independent registered public accounting firm and pre-approves all audit services to be provided by it to Prudential Bancorp.  The Audit Committee also reviews and pre-approves all audit-related and non-audit related services rendered by our independent registered public accounting firm in accordance with the Audit Committee's charter.  In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.  The Audit Committee pre-approves certain audit-related services and certain non-audit related tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary.  The Chair of the Audit Committee has been delegated the authority to approve non-audit related services in lieu of the full Audit Committee.  On a quarterly basis, the Chair of the Audit Committee presents any previously-approved engagements to the full Audit Committee.

    Each new engagement of Deloitte & Touche LLP was approved in advance by the Audit Committee or its Chair, and none of those engagements made use of the de minimis exception to pre-approval contained in the Securities and Exchange Commission's rules.

REPORT OF THE AUDIT COMMITTEE

    The functions of the Audit Committee include the following: performing all duties assigned by the Board of Directors, reviewing with management and independent public accountants the basis for the reports issued by Prudential Savings Bank and Prudential Bancorp pursuant to federal regulatory requirements, meeting with the independent public accountants to review the scope of audit services, significant accounting changes and audit conclusions regarding significant accounting estimates, assessments as to the adequacy of internal controls and the resolution of any significant deficiencies or material control weaknesses, and assessing compliance with laws and regulations and overseeing the internal audit function.  The Audit Committee also reviews and assesses the adequacy of its Charter on an annual basis.

    The Audit Committee has reviewed and discussed Prudential Bancorp's audited financial statements with management.  The Audit Committee has discussed with Prudential Bancorp's independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the Statement on Auditing Standards ("SAS") No. 61, "Communication with Audit Committees" as amended by SAS No. 90.  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche LLP, the independent auditor's independence.  Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Prudential Bancorp's Annual Report on Form 10-K for fiscal year 2008 for filing with the Securities and Exchange Commission.

                                    Members of the Audit Committee

                                    A. J. Fanelli, Chairman
                                    Joseph W. Packer, Jr.
                                    Francis V. Mulcahy

SHAREHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

    Shareholder Proposals.  Any proposal which a shareholder wishes to have included in the proxy materials of Prudential Bancorp relating to the next Annual Meeting of Shareholders of Prudential Bancorp, which is expected to be held in February 2010, must be received at the principal executive offices of Prudential Bancorp, 1834 West Oregon Avenue, Philadelphia, Pennsylvania 19145, Attention: Joseph R. Corrato, Executive Vice President and Chief Financial Officer, no later than September 7, 2009.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders.  It is urged that any such proposals be sent certified mail, return receipt requested. We did not receive any shareholder proposals for this Annual Meeting.

    Shareholder proposals which are not submitted for inclusion in Prudential Bancorp's proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Section 2.10 of Prudential Bancorp's Bylaws.  Notice of the proposal must be given in writing and delivered to, or mailed and received at, our principal executive offices by September 7, 2009.  The notice must include the information required by Section 2.10 of our Bylaws.

    Shareholder Nominations.  Our Bylaws provide that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, all nominations for election to the Board of Directors, other than those made by the Board or a committee thereof, shall be made by a shareholder who has complied with the notice and information requirements contained in Section 3.12 of our Bylaws.  Written notice of a shareholder nomination generally must be communicated to the attention of the Secretary and either delivered to, or mailed and received at, our principal executive offices not later than, with respect to an annual meeting of shareholders, 120 days prior to the anniversary date of the mailing of proxy materials by us in connection with the immediately preceding annual meeting of shareholders or, in the case of the 2010 annual meeting, by September 7, 2009.  We did not receive any shareholder nominations for this Annual Meeting.

    Other Shareholder Communications.  Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Prudential Bancorp, Inc. of Pennsylvania, c/o Regina Wilson, Corporate Secretary, at 1834 West Oregon Avenue, Philadelphia, Pennsylvania 19145.  Ms. Wilson will forward such communications to the director or directors to whom they are addressed.

ANNUAL REPORTS

    A copy of Prudential Bancorp's Annual Report on Form 10-K for the year ended September 30, 2008 accompanies this proxy statement.  Such annual report is not part of the proxy solicitation materials.

    Upon receipt of a written request, we will furnish to any shareholder a copy of the exhibits to the Annual Report on Form 10-K.  Such written requests should be directed to Mr. Joseph R. Corrato, Executive Vice President and Chief Financial Officer, Prudential Bancorp, Inc. of Pennsylvania, 1834 West Oregon Avenue, Philadelphia, Pennsylvania 19145.

OTHER MATTERS

    Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

    Solicitation of Proxies.  The cost of the solicitation of proxies will be borne by Prudential Bancorp.  Prudential Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of Prudential Bancorp's common stock.  In addition to solicitations by mail, directors, officers and employees of Prudential Bancorp may solicit proxies personally or by telephone without additional compensation.

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY/VOTING INSTRUCTION CARD PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 9, 2009 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Prudential Bancorp, Inc. of Pennsylvania or  any  successors  thereto,  as  proxies with full powers of substitution, and the trustees of the ESOP and 401(k) Plan, as applicable, to represent and vote, as designated below, all the shares of common stock of Prudential Bancorp, Inc. held of record by or allocated to the ESOP or 401(k) Plan account of the undersigned as of December 24, 2008 at the Annual Meeting of Shareholders to be held at the Holiday Inn – Philadelphia Stadium, located at 900 Packer Avenue, Philadelphia, Pennsylvania on Monday, February 9, 2009, at 11:00 a.m., Eastern time, or at any adjournment thereof.

1.            ELECTION of director.

       NOMINEE for three-year term expiring in 2012: Thomas A. Vento

  [    ]         FOR                      [    ]          WITHHOLD

2.           PROPOSAL to ratify the appointment of Deloitte & Touche LLP as Prudential Bancorp's independent registered public accounting firm for the fiscal year ending September 30, 2009.

[     ]        FOR                        [    ]          AGAINST                      [    ]             ABSTAIN

3.           In their discretion, the proxies/trustees are authorized to vote upon such other business as may properly come before the meeting.

 The Board of Directors recommends that you vote "FOR" the nominee listed above and "FOR" the ratification of Deloitte & Touche LLP.

     The shares of Prudential Bancorp's common stock will be voted as specified.  If not otherwise specified, this  proxy/voting  instruction  card will be voted FOR the nominee to the Board of Directors and FOR the ratification of Prudential Bancorp's independent registered public accounting firm, and otherwise at the discretion of the proxies/trustees.  You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting and your voting instruction card prior to January 29, 2009.

    The  undersigned  hereby  acknowledges  receipt  of  the  Notice of  Annual  Meeting  of  Shareholders  of  Prudential  Bancorp,  Inc.  of Pennsylvania and the accompanying Proxy Statement and Annual Report for the year ended September 30, 2008, prior to the signing of this proxy/voting instruction card.

    This card also constitutes your voting instructions for any shares held in the Employees' Savings & Profit Sharing Plan ("401(k) Plan") and the Prudential Savings Bank ESOP and the undersigned hereby authorizes the respective trustees of such Plans to vote the shares allocated to the undersigned's account(s) as provided herein.  Shares held in the ESOP and 401(k) Plan allocated to participants' accounts will generally not be voted unless the proxy/voting instruction card is returned.  With respect to any other matter that properly comes before the meeting, the trustees are authorized to vote the shares as directed by Prudential Bancorp.

Please be sure to sign in the box below and date this Proxy/Voting Instruction Card.	Date
Shareholder/Participant sign above	Co-holder (if any) sign above

•	Detach above card, sign, date and mail in postage paid envelope provided.	•
PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY/VOTING INSTRUCTION CARD TODAY

Please sign this proxy/voting instruction card exactly as your name(s) appear(s) on this proxy/voting instruction card.  When signing in a representative capacity, please give title.  When shares are held jointly, only one holder need sign.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on February 9, 2009.
The proxy statement and our 2008 Annual Report on Form 10-K are available on our website at www.prudentialsavingsbank.com under the "Investor Relations" tab.
MEETING DIRECTIONS
From Points North and East:	From Points West:	From Points South:
Take I-76 West toward Camden/ Philadelphia Take exit 350 – Seventh Street toward Packer Avenue Turn right on Packer Avenue End at 900 Packer Avenue	Take I-76 East/Schuykill Expressway East Take exit 350 – Seventh Street toward Packer Avenue Turn right on Packer Avenue End at 900 Packer Avenue	Take I-95 North Take exit 17-SR611 North/S. Broadstreet toward Pattison Ave. Turn right on Packer Avenue End at 900 Packer Avenue

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY/VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED.

___________________________________________________

___________________________________________________

___________________________________________________

January 5, 2009

To:	Participants in the Prudential Savings Bank Employee Stock Ownership Plan (the "ESOP") and/or Employees' Savings & Profit Sharing Plan (the "401(k) Plan")

Re:	Instructions for voting shares of Prudential Bancorp, Inc. of Pennsylvania

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Prudential Bancorp, Inc.  We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Prudential Bancorp allocated to your account(s) in the Prudential Savings Bank ESOP and/or 401(k) Plan will be voted.

Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Annual Report to Shareholders and, a Proxy/Voting Instruction Card.  After you have reviewed the Proxy Statement, we urge you to vote your allocated shares held in the ESOP and/or 401(k) Plan by marking, dating, signing and returning the enclosed Proxy/Voting Instruction Card in the envelope provided.  In order to be effective, your Proxy/Voting Instruction Card must be received by Registrar and Transfer Company no later than January 29, 2009.  Registrar and Transfer Company will tabulate the votes for the purpose of having those shares voted by the Trustees.

We urge each of you to vote, as a means of participating in the governance of the affairs of Prudential Bancorp.  If your voting instructions are not received, the shares allocated to your ESOP and/or 401(k) Plan account(s) generally will not be voted by the Trustees.  While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate.  Please take a moment to do so.

Please note that the enclosed material relates only to those shares which have been allocated to you in your accounts under the ESOP and/or 401(k) Plan.  If you also own shares of Prudential Bancorp common stock outside of the ESOP and/or 401(k) Plan, you should receive other voting material for those shares owned by you individually.  Please return all your voting material so that all your shares may be voted.

Sincerely,
Thomas A. Vento
President and Chief Executive Officer